Exhibit 99.3

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Admitted Assets, Liabilities and Capital and Surplus

(Amounts in millions, except share amounts)

(Unaudited)

As of September 30, 2006
Admitted Assets
Investments:
Bonds	$4,937.6
Preferred stocks	5.0
Common stocks - affiliates	241.9
Common stocks - nonaffiliates	0.5
Mortgage loans	1,446.9
Real estate	38.2
Policy loans	260.9
Cash and short-term investments	107.3
Other invested assets	50.8
Receivable for securities	3.8

Total cash and invested assets	7,092.9

Reinsurance ceded	16.2
Federal income tax recoverable	140.4
Deferred income taxes	44.5
Guaranty association assessments	0.9
Premiums and accounts receivable	48.4
Investment income due and accrued	79.2
Receivable from parent, subsidiaries and affiliates	2.0
Other amounts receivable under reinsurance contracts	72.6
Funds held by or deposited with reinsured companies	1,651.5
Other assets	3.9

Total admitted assets	$9,152.5

Liabilities and Capital and Surplus
Liabilities:
Aggregate reserves - life and annuity contracts	$5,547.8
Aggregate reserves - accident and health policies	1.0
Liability for deposit-type contracts	2,410.5
Liability for policy and contract claims	52.8
Premiums and annuity considerations received in advance	8.1
Other amounts payable on reinsurance	39.9
Interest maintenance reserve	101.3
Commissions payable	13.5
General expenses due and accrued	21.2
Taxes, licenses and fees due and accrued	4.2
Unearned investment income	7.4
Amount withheld or retained by company as agent or trustee	2.3
Remittances and items not allocated	49.0
Borrowed money	—
Asset valuation reserve	69.5
Payable to parent, subsidiaries and affiliates	24.9
Funds held under reinsurance treaties with unauthorized reinsurers	65.1
Other liabilities	14.3

otal liabilities	8,432.8

Capital and surplus:
Common stock, Class A ($1 par value. Authorized 10,000,000 shares; issued and outstanding 4,000,000 shares)	4.0
Paid-in surplus	54.7
Unassigned surplus	661.0

Total capital and surplus	719.7

Total liabilities and capital and surplus	$9,152.5

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of First Colony Life Insurance Company (“FCL”) for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Summary of Operations

(Amounts in millions)

(Unaudited)

	Nine months ended September 30,
	2006	2005
Revenues:
Premiums and annuity considerations	$832.3	$694.1
Considerations for supplementary contracts with life contingencies	0.8	1.8
Investment income	322.9	368.5
Amortization of interest maintenance reserve	8.8	8.4
Commission and expense allowances on reinsurance ceded	148.5	92.5
Reserve adjustment on reinsurance ceded	(66.8)	8.5
Other	47.6	1.9

Total revenues	1,294.1	1,175.7

Benefits:
Death benefits	205.0	213.3
Annuity benefits	221.6	202.5
Disability benefits and benefits under accident and health policies	0.9	0.9
Surrender benefits and other fund withdrawals	106.6	95.1
Interest and adjustments on policy or deposit-type contract funds	68.2	29.1
Payments on supplementary contracts with life contingencies	1.0	0.8
Change in aggregate reserves - life, annuity and accident and health	218.3	310.2

Total benefits	821.6	851.9

Expenses:
Commissions	264.1	187.1
General insurance expenses	162.4	136.7
Insurance taxes, licenses and fees	23.7	24.5
Increase in loading on deferred and uncollected premiums	7.7	13.1

Total expenses	457.9	361.4

Total benefits and expenses	1,279.5	1,213.3

Income before federal income taxes and realized capital gains (losses)	14.6	(37.6)

Federal income tax benefit	(11.6)	(98.3)

Income before realized capital gains (losses)	26.2	60.7

Realized capital gains (losses), net	3.4	(5.8)

Net income	$29.6	$54.9

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of First Colony Life Insurance Company (“FCL”) for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Changes in Capital and Surplus

(Amounts in millions)

(Unaudited)

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2004	$4.0	$54.7	$878.0	$936.7
Net income	—	—	54.9	54.9
Change in net unrealized capital gains (losses)	—	—	1.0	1.0
Change in net deferred income tax	—	—	(3.6)	(3.6)
Change in nonadmitted assets	—	—	(22.4)	(22.4)
Change in liability for reinsurance in unauthorized companies	—	—	(4.8)	(4.8)
Change in reserve on account of change in valuation basis	—	—	14.7	14.7
Change in asset valuation reserve	—	—	4.7	4.7
Change in surplus as a result of reinsurance	—	—	(3.5)	(3.5)
Dividend to stockholders	—	—	(91.0)	(91.0)

Balances as of September 30, 2005	$4.0	$54.7	$828.0	$886.7

	Common stock	Paid-in surplus	Unassigned surplus	Total
Balances as of December 31, 2005	$4.0	$54.7	$767.1	$825.8
Net income	—	—	29.6	29.6
Change in net unrealized capital gains (losses)	—	—	(114.6)	(114.6)
Change in net deferred income tax	—	—	(1.5)	(1.5)
Change in nonadmitted assets	—	—	0.3	0.3
Change in liability for reinsurance in unauthorized companies	—	—	5.2	5.2
Change in asset valuation reserve	—	—	5.3	5.3
Change in surplus as a result of reinsurance	—	—	(30.4)	(30.4)

Balances as of September 30, 2006	$4.0	$54.7	$661.0	$719.7

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of First Colony Life Insurance Company (“FCL”) for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

FIRST COLONY LIFE INSURANCE COMPANY

Statutory Statements of Cash Flows

(Amounts in millions)

(Unaudited)

	Nine months ended September 30,
	2006	2005
Cash from operations:
Premiums collected net of reinsurance	$846.7	$754.0
Net investment income	308.0	351.0
Miscellaneous income	193.2	109.8

Total	1,347.9	1,214.8

Benefit and loss related payments	493.0	609.6
Commissions, expenses paid, and aggregate write-ins for deductions	469.9	356.4

Total	962.9	966.0

Net cash provided by operations	385.0	248.8

Cash from investments:
Proceeds from investments sold, matured, or repaid:
Bonds	438.2	977.6
Stocks	4.8	4.6
Mortgage loans	156.8	106.0
Other invested assets	13.7	20.4
Miscellaneous proceeds	1.7	14.2

Total investment proceeds	615.2	1,122.8

Cost of investments acquired (long-term only):
Bonds	338.4	979.4
Stocks	142.9	4.0
Mortgage loans	165.4	297.0
Real estate	0.1	0.2
Other invested assets	8.9	0.1
Miscellaneous applications	—	2.5

Total investment acquired	655.7	1,283.2
Net change in policy loans and premium notes	1.2	(3.1)

Net cash applied to investments	(41.7)	(157.3)

Cash from financing and miscellaneous sources:
Cash provided (applied):
Borrowed funds received
Net deposits on deposit-type contracts and other insurance liabilities	(170.5)	(66.6)
Dividend to stockholders	—	(91.0)
Other cash applied	(63.4)	(85.0)

Net cash applied to financing and miscellaneous sources	(233.9)	(242.6)

Reconciliation of cash and short-term investments:
Net change in cash and short-term investments	109.4	(151.1)
Cash and short-term investments at beginning of period	(2.1)	141.5

Cash and short-term investments at end of period	$107.3	$(9.6)

These quarterly financial statements should be read in conjunction with the audited statutory financial statements and related notes of First Colony Life Insurance Company (“FCL”) for the years ended December 31, 2005 and 2004 included in the Current Report on Form 8-K filed with the SEC on July 7, 2006.

Notes

In January 2006, FCL contributed cash and securities with a value of $139.8 million as additional paid-in capital to River Lake Insurance Company III (“River Lake III”), a wholly-owned subsidiary. Effective January 1, 2006, FCL ceded certain term life insurance business to River Lake III. As a result of this transaction, the impact on FCL’s net income and capital and surplus was an increase of $422.2 million and $282.4 million, respectively. River Lake III issued $750.0 million in surplus notes to third-party investors.

(continued)

Additionally, FCL entered into separate agreements with a third-party guarantor for the benefit of River Lake III. The agreements, among other things, obligate FCL (subject to certain exclusions) to indemnify and hold harmless River Lake III and certain third-parties from and against any and all claims, liabilities, losses, costs and expenses and damages that may be incurred by or asserted against River Lake III and certain third-parties by any party relating to or arising out of the transactions contemplated by the reinsurance agreement between FCL and River Lake III, or certain related agreements, to the extent that such losses, claims, liabilities, expenses or damages resulted from River Lake III’s failure to make any payment required to be made by it to any party under any such agreement, but excluding any payments of premiums, fees and expenses to be made in the ordinary course, and payments of principal and interest on the surplus notes issued by River Lake III.

In April 2006, FCL recaptured universal life business that it had previously ceded to an unaffiliated insurance company. As a result of the recapture, the impact on FCL’s net income and capital and surplus was a net decrease of $65.6 million and $92.7 million, respectively.

On July 1, 2006, FCL recaptured universal life business that had been previously ceded to a subsidiary, Jamestown Life Insurance Company. As a result of the recapture, FCL is showing a decrease in pre-tax income of approximately $41.9 million.

On July 1, 2006, FCL assumed additional universal life business from Genworth Life Insurance Company (“GLIC”) in a new reinsurance treaty that resulted in a pre-tax loss of approximately $38.7 million.

On September 22, 2006, River Lake Insurance Company (“River Lake I”), a special purpose captive insurance company wholly owned by FCL, issued $300.0 million in aggregate principal amount of floating rate surplus notes due 2033 (the “RL I Notes”). River Lake I previously received approval from the Director of Insurance of the State of South Carolina (the “Director”) on July 23, 2003 to issue up to an aggregate amount of $1.2 billion of its floating rate surplus notes and has issued an aggregate of $1.1 billion to date (including the RL I Notes). Despite having additional capacity, River Lake I does not expect to issue any additional notes.

On October 24, 2006, Rivermont Life Insurance Company I (“Rivermont I”), a special purpose financial captive insurance company wholly owned by FCL, issued $315.0 million in aggregate principal amount of floating rate surplus notes due 2050 (the “Rivermont I Notes”). Rivermont I has received regulatory approval to issue additional series of its floating rate surplus notes up to an aggregate principal amount of $475.0 million (including the Rivermont I Notes), but is under no obligation to do so. The Rivermont I Notes are direct financial obligations of Rivermont I and are not guaranteed by FCL or Genworth Financial, Inc. (“Genworth”), the ultimate parent company of FCL.

The Rivermont I Notes were issued by Rivermont I to fund statutory reserves for policies subject to Valuation of Life Insurance Policies Regulation (more commonly known as “Regulation XXX”), as clarified by Actuarial Guideline 38 (more commonly known as “AXXX”) and its predecessor regulations. Rivermont I has reinsured from FCL, on a combination coinsurance and modified coinsurance basis, certain universal life insurance policies with secondary guarantees written or reinsured by FCL. Genworth has agreed to provide a limited guaranty to Rivermont I to mitigate certain interest rate risks associated with this reinsurance. FCL has also agreed to indemnify Rivermont I for certain limited costs.

The Rivermont I Notes have been sold to a third-party for deposit into certain Delaware trusts (the “Trusts”) that will issue money market or term securities (the “Securities”). The holders of the Rivermont I Notes cannot require repayment from Genworth or any of its subsidiaries, other than Rivermont I, the direct issuer of the Rivermont I Notes. Genworth has also agreed, under certain circumstances, to provide to the Trusts a certain amount of liquidity in the event that the Trusts do not have sufficient funds available to fully redeem the Securities at the stated maturity date.

Rivermont I will pay interest on the principal amount of the Rivermont I Notes on a monthly basis, subject to regulatory approval. Any payment of principal of, including by redemption, or interest on the Rivermont I Notes may only be made with the prior approval of the Director of Insurance of the State of South Carolina in accordance with the terms of its licensing order and in accordance with applicable law. The holders of the Rivermont I Notes have no rights to accelerate payment of principal of the Rivermont I Notes under any circumstances, including without limitation, for nonpayment or breach of any covenant. Rivermont I reserves the right to repay the Rivermont I Notes at any time, subject to the terms of the Rivermont I Notes and prior regulatory approval.